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                                                                    Exhibit 10.3

                       REVOLVING LINE OF CREDIT AGREEMENT

         This Revolving Line of Credit Agreement (the "AGREEMENT") is made and entered into in this 15th day of January 2007, by and between Seamless Wi-Fi, Inc., a Nevada corporation ("LENDER"), and DLR Funding, Inc., a Nevada corporation ("BORROWER").

         In consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

         1. LINE OF CREDIT. Lender hereby establishes for a period extending to January 14, 2010 (the "MATURITY DATE") a revolving line of credit (the "CREDIT LINE") for Borrower in the principal amount of Seven Hundred Thousand Dollars ($700,000.00) (the "CREDIT LIMIT"). In connection herewith, Borrower shall execute and deliver to Lender a Promissory Note in the amount of the Credit Limit and in form and content satisfactory to Lender. All sums advanced on the Credit Line or pursuant to the terms of this Agreement (each an "ADVANCE") shall become part of the principal of said Promissory Note.

         2. ADVANCES. Any request for an Advance may be made from time to time and in such amounts as Borrower may choose; provided, however, any requested Advance will not, when added to the outstanding principal balance of all previous Advances, exceed the Credit Limit. Requests for Advances may be made orally or in writing by such officer of Borrower authorized by it to request such Advances. Until Lender may be notified otherwise, Borrower hereby authorizes its President, ARNOLD F. SOCK, and its Chief Financial Officer, Virginia Brinkman, individually, to request Advances. Lender may deposit or credit the amount of any requested Advance to Borrower's checking account. Lender may refuse to make any requested Advance if an Event of Default has occurred and is continuing hereunder either at the time the request is given or the date the Advance is to be made, or if an event has occurred or condition exists which, with the giving of notice or passing of time or both, would constitute an Event of Default hereunder as of such dates.

         The funds from the Advances will be used by the Borrower for general corporate purposes in connection with the operations of the Borrower.

         3. INTEREST. All sums advanced pursuant to this Agreement shall bear interest from the date each Advance is made until paid in full at the rate of twelve percent (12%) per annum, simple interest (the "EFFECTIVE RATE").

         4. REPAYMENT. Borrower shall pay installments of principal and interest on the outstanding principal balance as follows. Commencing on April 15, 2007 and on July 15, 2007, and October 15, 2007, Borrower shall pay the outstanding interest only that has accrued on the then outstanding principal balance as of the day before the particular due dates just enumerated. Then quarterly thereafter, until paid, or due, in full, with the quarterly payment amounts being three (3) times the monthly payment that would be due based on a forty-eight (48) month amortization ("Quarterly Payment") of the outstanding principal balance due on the Agreement on each prior calendar quarter's last business day. The entire unpaid principal balance, together with any accrued interest and other unpaid charges or fees hereunder, shall be due and payable on the Maturity Date. All payments shall be made to Lender at such place as Lender may, from time to time, designate. All payments received hereunder shall be applied, first, to any costs or expenses incurred by Lender in collecting such payment or to any other unpaid charges or expenses due hereunder; second, to accrued interest; and third, to principal. Borrower may prepay principal at any time without penalty.

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         5. REPRESENTATIONS AND WARRANTIES. In order to induce Lender to enter into this Agreement and to make the advances provided for herein, Borrower represents and warrants to Lender as follows:

                  a. Borrower is a duly organized, validly existing, and in good standing under the laws of the State of NEVADA with the power to own its assets and to transact business in NEVADA.

                  b. Borrower has the authority and power to execute and deliver any document required hereunder and to perform any condition or obligation imposed under the terms of such documents.

                  c. The execution, delivery and performance of this Agreement and each document incident hereto will not violate any provision of any applicable law, regulation, order, judgment, decree, article of incorporation, by-law, indenture, contract, agreement, or other undertaking to which Borrower is a party, or which purports to be binding on Borrower or its assets and will not result in the creation or imposition of a lien on any of its assets.

                  d. There is no action, suit, investigation, or proceeding pending or, to the knowledge of Borrower, threatened, against or affecting Borrower or any of its assets which, if adversely determined, would have a material adverse affect on the financial condition of Borrower or the operation of its business.

         6. EVENTS OF DEFAULT. An event of default ("Event of Default") will occur if any of the following events occurs:

                  a. Failure to pay any principal or interest hereunder within ten (10) days after the same becomes due.

                  b. Any representation or warranty made by Borrower in this Agreement or in connection with any borrowing or request for an Advance hereunder, or in any certificate, financial statement, or other statement furnished by Borrower to Lender is untrue in any material respect at the time when made.

                  c. Default by Borrower in the observance or performance of any other covenant or agreement contained in this Agreement, other than a default constituting a separate and distinct Event of Default under this Paragraph 6.

                  d. Filing by Borrower of a voluntary petition in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing.

                  e. Filing of an involuntary petition against Borrower in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for sixty (60) days and not dismissed, bonded, or discharged.

         7. REMEDIES. Upon the occurrence of an Event of Default as defined above, Lender may declare the entire unpaid principal balance, together with accrued interest thereon, to be immediately due and payable without presentment, demand, protest, or other notice of any kind. Lender may suspend or terminate any obligation it may have hereunder to make additional Advances. To the extent permitted by law, Borrower waives any rights to presentment, demand, protest, or notice of any kind in connection with this Agreement. No failure or delay on the part of Lender in exercising any right, power, or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided herein are cumulative and not exclusive of any other rights or remedies provided at law or in equity. Borrower agrees to pay all costs of collection incurred due to the default, including court costs and reasonable attorney's fees.

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         8. NOTICE. Any written notice will be deemed effective on the date such notice is placed, first class, postage prepaid, in the United States mail, addressed to the party to which notice is being given as follows:

         Lender:                       Seamless Wi-Fi, Inc.
                                       Attention: Albert R. Reda
                                       800 N. Rainbow Rd.  Suite 208
                                       Las Vegas, NV 89107


         Borrower:                     DLR Funding, Inc.
                                       Attn.: ARNOLD F. SOCK, Esquire
                                       1230 West Ash Avenue Suite 3
                                       Windsor, CO 80550


         9. AFFIRMATIVE COVENANTS. During the term of this Agreement, the Borrower covenants and agrees:

                  a) CORPORATE EXISTENCE AND AUTHORIZATIONS. The Borrower shall maintain in good standing its corporate existence and its right to transact business in those jurisdictions in which it is now or hereafter doing a material amount of business, and the Borrower shall maintain all material licenses, permits and registrations necessary for the conduct of its operations.

                  b) COMPLIANCE WITH LAWS. The Borrower shall comply with all material Laws applicable to its business operations.

                  c) PAYMENT OF OBLIGATIONS. The Borrower shall promptly pay and discharge or cause to be paid and discharged, as and when due (or as amended or extended by the lender or creditor), any and all of its lawful debts and other obligations, including all lawful taxes, rates, levies and assessments and all claims for labor, materials or supplies; provided, however, that nothing herein contained shall be construed as prohibiting the Borrower from diligently contesting in good faith by appropriate proceedings the validity of any such debt or other obligation, provided Borrower has established adequate reserves for such debt or obligation on its books and records.

                  d) FINANCIAL INFORMATION. The Borrower will provide the Lender with copies of its unaudited quarterly financial statements within 45 days of the end of each calendar quarter ending during prior to the Maturity Date.

         10. NEGATIVE COVENANTS. During the term of this Agreement, the Borrower covenants and agrees that without the prior written consent of the Lender that:

                  a) DIVIDENDS. The Borrower shall not declare or pay dividends or other distributions to its now existing, or new member(s), or other equity owners.

                  b) USE OF PROCEEDS. The Borrower will not use the proceeds of the Loan to be used for any purpose other than that stated herein.

                  c) CONFLICTING AGREEMENTS. The Borrower will not enter into any agreement, any term or condition of which would, if complied with by Borrower, result in an Event of Default.

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         10. REMEDIES NOT EXCLUSIVE. The Lender shall be entitled to enforce payment and performance of all obligations of the Borrower hereunder or under the Note and to exercise all rights and powers hereunder or under the Note, or under any Law and the pursuit of any remedy available to the Lender against the Borrower shall not prejudice or in any manner affect the Lender's right to realize upon or enforce any other remedy or security now or hereafter available to it in such order and in such manner as the Lender may determine in its sole discretion. No such right or remedy shall be exclusive, but each shall be cumulative and shall be in addition to every other remedy provided herein or in any other agreement or by Law and each such remedy may be exercised concurrently or independently. Nothing in this Agreement shall be construed as prohibiting the Lender from seeking a deficiency judgment against the Borrower.

         11. GENERAL PROVISIONS. All representations and warranties made in this Agreement and the Promissory Note and in any certificate delivered pursuant thereto shall survive the execution and delivery of this Agreement and the making of any loans hereunder. This Agreement will be binding upon and inure to the benefit of Borrower and Lender, their respective successors and assigns, except that Borrower may not assign or transfer its rights or delegate its duties hereunder without the prior written consent of Lender. This Agreement, the Promissory Note, and all documents and instruments associated herewith will be governed by and construed and interpreted in accordance with the laws of the State of Nevada. Time is of the essence hereof. This Agreement will be deemed to express, embody, and supersede any previous understanding, agreements, or commitments, whether written or oral, between the parties with respect to the general subject matter hereof. This Agreement may not be amended or modified except in writing signed by the parties.

         EXECUTED on the day and year first written above.

                Borrower:              DLR Funding, Inc,
                                       By its President and CEO,





                                       ----------------------------------
                                       President and CEO


                   Lender:             Seamless Wi-Fi, Inc.,
                                       By its Chief Executive Officer,




                                       ---------------------------------
                                       Albert R. Reda, CEO


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                                 Promissory Note

$700,000.00                                       Las Vegas, NV January 15, 2007

         This Promissory Note (the "NOTE") is made and executed as of the date above, by and between DLR Funding, Inc., a Nevada corporation ("BORROWER"), and Seamless Wi-Fi, Inc. a Nevada corporation ("LENDER"). By this Note, the Borrower promises and agrees to pay to the order of Lender, at 15421 South Carmenita Road Suite A, Santa Fe Springs, CA 90670, or at such other place as Lender may designate in writing, the principal sum of Seven Hundred Thousand and 00/100 Dollars ($700,000.00), or the aggregate unpaid principal amount of all advances made by Lender to Borrower pursuant to the terms of a Revolving Line of Credit Agreement (the "LOAN AGREEMENT") of even date herewith, whichever is less, together with interest thereon from the date each advance is made until paid in full, both before and after judgment, at the rate of Twelve percent (12%)per annum, simple interest.

         Borrower shall pay installments of principal and interest on the outstanding principal balance as follows. Commencing on April 15, 2007 and on July 15, 2007, and October 15, 2007, Borrower shall pay the outstanding interest only that has accrued on the then outstanding principal balance as of the day before the particular due dates just enumerated. Then quarterly thereafter, until paid, or due, in full, with the quarterly payment amounts being three (3) times the monthly payment that would be due based on a forty-eight (48) month amortization ("Quarterly Payment") of the outstanding principal balance due on the Agreement on each prior calendar quarter's last business day. The entire unpaid principal balance, together with any accrued interest and other unpaid charges or fees hereunder, shall be due and payable on the Maturity Date. All payments shall be made to Lender at such place as Lender may, from time to time, designate. All payments received hereunder shall be applied, first, to any costs or expenses incurred by Lender in collecting such payment or to any other unpaid charges or expenses due hereunder; second, to accrued interest; and third, to principal. Borrower may prepay principal at any time without penalty.

         The entire unpaid principal balance, together with any accrued interest and other unpaid charges or fees hereunder, shall be due and payable on January 14, 2010 ("MATURITY DATE").

         Prepayment in whole or part may occur at any time hereunder without penalty; provided that the Lender shall be provided with not less than ten (10) days notice of the Borrower's intent to pre-pay; and provided further that any such partial prepayment shall not operate to postpone or suspend the obligation to make, and shall not have the effect of altering the time for payment of the remaining balance of the Note as provided for above, unless and until the entire obligation is paid in full. All payments received hereunder shall be applied, first, to any costs or expenses incurred by Lender in collecting such payment or to any other unpaid charges or expenses due hereunder; second, to accrued interest; and third, to principal.

         An Event of Default will occur if any of the following events occurs:
(a) failure to pay any principal or interest hereunder within ten (10) days after the same becomes due; (b) if any representation or warranty made by Borrower in the Loan Agreement or in connection with any borrowing or request for an advance thereunder, or in any certificate, financial statement, or other statement furnished by Borrower to Lender is untrue in any material respect at the time when made; (c) default by Borrower in the observance or performance of any other covenant or agreement contained in the Loan Agreement, other than a default constituting a separate and distinct Event of Default under Paragraph 7 of the Loan Agreement; (d) filing by Borrower of a voluntary petition in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any


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

other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing; or (e) filing of an involuntary petition against Borrower in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for sixty (60) days that is not dismissed, bonded, or discharged.

         Any notice or demand to be given to the parties hereunder shall be deemed to have been given to and received by them and shall be effective when personally delivered or when deposited in the U.S. mail, certified or registered mail, return receipt requested, postage prepaid, and addressed to the party at his or its last known address, or at such other address as the one of the parties may hereafter designate in writing to the other party.

         The Borrower hereof waives presentment for payment, protest, demand, notice of protest, notice of dishonor, and notice of nonpayment, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time by the Lender without in any way affecting its liability hereunder.

         In the event any payment under this Note is not made at the time and in the manner required, the Borrower agrees to pay any and all costs and expenses which may be incurred by the Lender hereof in connection with the enforcement of any of its rights under this Note or under any such other instrument, including court costs and reasonable attorneys' fees.

         This Note shall be governed by, construed under, and enforced in accordance with the laws of the State of Nevada.

The Borrower:

DLR Funding, Inc.,
By its President and CEO,



_________________________________________




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